SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 1994


CULBRO CORPORATION
(Exact name of registrant as specified in charter)

Filing Fee #026093

(State or other jurisdiction of incorporation) New York

(Commission File Number) 1-1210

(IRS Employer Identification No.) 13-0762310

(Address of principal executive offices) 387 Park Avenue
South, New York, New York (Zip Code) 10016-8899

Registrant's telephone number, including area code (212)
561-8700
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ITEM 2.  ACQUISITION OF ASSETS.


         On April 25, 1994 the Registrant's majority-owned subsidiary, The Eli Witt Company, acquired the six southern divisions of NCC L.P.

         Reference is made to the Registrant's April 25, 1994 Press Release (Exhibit B).


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)(1)   The Financial Statements of The Eli Witt
Company (Exhibit A) are filed herewith by incorporation by reference to the Form 10-K filed March 14, 1994 by The Eli
Witt Company.

         (a)(2)   It is impracticable to provide the
financial statements of NCC L.P. at this time. Such statements will be filed no later than 60 days after the date hereof.

         (b) It is impracticable to provide Pro Forma financial statements at this time. Such statements will be filed no later than 60 days after the date hereof.

         (c)(1)   Exhibit B:  Registrant's February 22,
1993 Press Release (attached hereto).

         (c)(2)   Exhibit A:  Financial Statements of The
Eli Witt Company (Incorporated by reference to the Form
10-K dated March 14, 1994 by The Eli Witt Company).

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SIGNATURES


         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



CULBRO CORPORATION

By:/s/_JAY_M._GREEN
Jay M. Green
Executive Vice President-
Finance and Administration-
Chief Financial Officer


Dated:  May 10, 1994
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EXHIBIT B

Contact:
A. Ross Wollen
(212) 561-8714


NEW  YORK, NEW  YORK  (April 25, 1994)  -  Culbro
Corporation (NYSE: CUC) and its Eli Witt Company announced today the closing of the previously announced combination of the six southern divisions of NCC L.P. with The Eli Witt
Company. Both Eli Witt and NCC L.P. are engaged in the wholesale distribution of tobacco, candy, grocery and sundry products. After the combination, annual revenues of Eli Witt are projected to be approximately $2 billion. As a result of the combination and certain other transactions, a subsidiary of The Morgan Stanley Leveraged Equity Fund
II, L.P. acquired approximately 40% of Eli Witt's common equity. After the closing, Culbro will continue to own slightly in excess of 50% of the common equity of Eli Witt.
        Culbro is a diversified corporation with interests in cigars, wholesale distribution of tobacco, groceries and sundry consumer products, industrial products including labeling systems and packaging machinery, real estate and landscape nursery stock.